UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2007

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8120 Shaffer Parkway
Littleton, Colorado	80127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 285-9885

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Dr. Mohan S. Misra, Chairman of Ascent Solar Technologies, Inc. (the “Company”), has agreed to also serve as the Company’s Chief Strategy Officer.  Dr. Misra will serve in the new position on a part-time basis beginning on April 30, 2007.  Pursuant to an executive employment agreement effective as of April 30, 2007, Dr. Misra will earn a base salary of $100,000 and will be eligible to receive a bonus of up to 50% of that base salary based upon his individual performance and the performance of the Company.  The agreement has a term of 3 years.  A copy of Dr. Misra’s executive employment agreement, which is incorporated herein by reference, is attached as Exhibit 10.1.  A related press release is attached as Exhibit 99.1.

Ashutosh Misra, a member of the Board of Directors of the Company, has agreed to also serve as the Company’s Senior Vice President of Operations and Corporate Affairs.  Dr. Misra will serve in the new position on a full-time basis beginning on April 30, 2007.  Pursuant to an executive employment agreement effective as of April 30, 2007, Mr. Misra will earn a base salary of $160,000 and will be eligible to receive a bonus of up to 30% of that base salary based upon his individual performance and the performance of the Company.  The agreement has a term of 3 years.  A copy of Mr. Misra’s executive employment agreement, which is incorporated herein by reference, is attached as Exhibit 10.2.  Mr. Misra’s current consulting agreement with the Company will terminate upon his employment.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

10.1         Executive Employment Agreement of Mohan S. Misra, effective as of April 30, 2007

10.2         Executive Employment Agreement of Ashutosh Misra, effective as of April 30, 2007

99.1         Press Release titled “Ascent Solar Strengthens its Executive Management Team,” dated April 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

April 27, 2007	By:	/s/ Matthew B. Foster
Name: Matthew B. Foster
Title: President and CEO